                               POWER OF ATTORNEY

    Know all by these presents that the undersigned, does hereby make, constitute and appoint each of Thomas Szlosek, Justin Miller and Scott Baker, or any one of them, as a  true and lawful attorney-in-fact of the undersigned with full powers of substitution and revocation, for and in the name, place and stead of the undersigned  (in the undersigned's  individual capacity), to  execute and deliver such forms that  the undersigned may be required to file with  the U.S.
Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of AVANTOR, INC. (i) pursuant to Section 16(a)  of the Securities Exchange Act of  1934, as amended, including without  limitation, statements on Form 3, Form 4  and Form 5 (including any amendments  thereto) and
(ii)  in connection  with any  applications for  EDGAR access  codes, including without limitation the Form ID. The Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and  5 with regard to his or her ownership of or transactions in securities of AVANTOR,
INC.,  unless  earlier revoked  in  writing. The undersigned  acknowledges that
Thomas  Szlosek, Justin  Miller and  Scott Baker  are not  assuming any  of the undersigned's  responsibilities  to comply  with  Section 16  of  the Securities
Exchange Act of 1934, as amended.

                             By: /s/ Matthew Holt
                             --------------------
                             Name: Matthew Holt

                             Date: April 29, 2019